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                      SIXTH AMENDMENT TO AMENDED AND RESTATED
                                 CREDIT AGREEMENT


       THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Sixth Amendment") is made and dated as of the 24th day of March, 2000, by and among SANWA BANK CALIFORNIA ("Sanwa") and IMPERIAL BANK, as the current Lenders under the Credit Agreement referred to below (and as the term "Lenders" and capitalized terms not otherwise defined herein are used in the Credit Agreement), SANWA, in its capacity as Agent for the Lenders, and EQUITY MARKETING, INC., a Delaware corporation (the "Company").


                                      RECITALS

       A. Pursuant to that certain Amended and Restated Credit Agreement dated as of December 10, 1998, by and among the Agent, the Lenders and the Company (as amended from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

       B. The Company, the Agent and the Lenders desire to modify the Credit Agreement in certain respects as set forth more particularly below.

       NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that effective as of the Effective Date (as that term is defined in Paragraph 9 below):


                                     AGREEMENT

       1. PAYMENT OF DIVIDENDS. To reflect the agreement of the parties hereto to permit the Company to pay dividends on certain preferred stock of the Company, Paragraph 8(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

                            "8(e) PAYMENT OF DIVIDENDS. Declare or pay any dividends upon its shares of stock now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, property or securities, except (1) dividends payable in shares of capital stock and cash in lieu of fractional shares or in options, warrants or other rights to purchase shares of capital stock, and (2) dividends payable from time to time on account of those certain 'Series A Senior Cumulative Participating Convertible Preferred Stock', 'Series B Senior Cumulative Participating Convertible Preferred Stock' and 'Series C Senior Cumulative Participating Convertible Preferred Stock' of the Company, in each case pursuant to the related Certificate of Designation duly filed under the laws of the State of Delaware, a certified copy of which has been provided to the Agent."

       2. CONSENT. The Agent and the Lenders hereby consent to that certain Consent to Sale and Assignment Agreement dated as of March 24, 2000, between the Company and RSI, pursuant to which the audit period under Section 7 of the RSI Sale and Assignment Agreement is extended from 60 days to 70 days.


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       3.     REAFFIRMATION OF SECURITY AGREEMENT.  The Company hereby affirms and agrees that: (a) the execution and delivery by the Company of and the performance of its obligations under this Sixth Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Secured Parties under the Security Agreement or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Security Agreement includes, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby and (c) the Security Agreement remains in full force and effect.

       4. EFFECTIVE DATE. This Sixth Amendment shall be effective as of the date (the "Effective Date") that the Agent receives the following:

              (a) Duly executed signature pages for this Sixth Amendment from each party hereto;

              (b) A reaffirmation of guaranty and security agreement in form and substance acceptable to the Agent and the Lenders, duly executed by each of Corinthian Marketing, Inc. and Equity Marketing Hong Kong, Ltd.;

              (c) A copy of corporate resolutions from the Company, certified by a Secretary or an Assistant Secretary of the Company, authorizing the execution, delivery and performance of this Sixth Amendment by the Company, and an incumbency certificate identifying the officers of the Company authorized to execute this Sixth Amendment on behalf of the Company; and

              (d) Such other resolutions, incumbency certificates, good standing certificates and other documents, instruments and agreements as the Agent may reasonably request.

       5. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Lenders as follows:

              (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Sixth Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Sixth Amendment. This Sixth Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

              (b) At and as of the date of execution hereof and at and as of the Effective Date of this Sixth Amendment and both prior to and after giving effect hereto: (i) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects (except for such representations and warranties as are made as of a particular date, which the Company confirms were accurate and complete in all material respects as of the date made), and (ii) there are no existing Events of Default or Potential Defaults.

       6. NO OTHER AMENDMENT. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.


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       7.     COUNTERPARTS.  This Sixth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed as of the day and year first above written.

                                   EQUITY MARKETING, INC.,
                                   a Delaware corporation



                                   By /s/ Teresa Covington
                                     -------------------------------------
                                   Name   Teresa Covington
                                       -----------------------------------
                                   Title  Vice President, Finance
                                        ----------------------------------


                                   SANWA BANK CALIFORNIA, as Agent and as a Lender



                                   By /s/ Judy Tu
                                     -------------------------------------
                                   Name   Judy Tu
                                       -----------------------------------
                                   Title  Commercial Banking Officer
                                        ----------------------------------


                                   IMPERIAL BANK, as a Lender



                                   By  /s/  Jennifer Huang
                                     -------------------------------------
                                       Jennifer Huang, Commercial Loan
                                       Officer